DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Job Receipt

July 31, 2006

Job Number: C20060728-2122
Account Number:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20060482519-07	7/28/2006 2:10:48 PM	1	$175.00	$175.00
Total					$175.00

Payments

Type	Description	Amount
Credit	Auth #000176 Ref #161789 VISA	$175.00
Total		$175.00

Job Balance: $0.00

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Filing Acknowledgement

July 28, 2006

Job Number
C20060728-2122

Corporation Number
C6679-1988

Filing Description
Amendment

Document Filing Number
20060482519-07

Date/Time of Filing
July 28, 2006 02:10:48 PM

Corporation Name
RENHUANG PHARMACEUTICALC, INC

Resident Agent

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # C6679-1988
Document Number: 20060482519-07

Date Filed:
7/28/2006 2:10:48 PM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: **Anza Capital, INC**

2. The articles have been amended as follows (provide article numbers, if available):

Article II

The name of this Corporation is :

Renhuang Pharmaceuticals, INC

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: **13,355,181** *

4. Effective date of filing (optional): ______

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ______

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

UNANIMOUS CONSENT IN LIEU OF A SPECIAL MEETING OF DIRECTORS OF ANZA CAPITAL, INC.

The undersigned, constituting a majority of the members of the Board of Directors of Anza Capital, Inc. a Nevada corporation (the "Company" or the "Corporation"), pursuant to Section 78.315 of the Nevada Revised Statutes, as amended (the "Law"), hereby authorize and approve the actions set forth in the following resolutions without the formality of convening a meeting, and consent to the following action of this Corporation, effective as of June 15, 2006:

RESOLVED, that the Corporation hereby approves the name change of the Corporation to "Renhuang Pharmaceuticals, Inc".

RESOLVED, that the Corporation hereby authorizes a 1-for-30 reverse split of the Corporation's outstanding Common Stock, $.001 par value. An additional share shall be issued to all holders of a fractional share.

RESOLVED, that the officers of this corporation are hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions. A facsimile copy of this resolution shall have the same legal effect as an original of the same.

RESOLVED, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as the director and secretary of Anza Capital, Inc.

/s/ ______________________________

Li Shaoming
Chairman of the Board, President, and Chief Executive Officer

Dated: June 15, 2006

/s/ ______________________________

He Jiang
Secretary

Dated: June 15, 2006